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EXHIBIT 3.6

FIRST AMENDMENT TO

FIRST AMENDED AND RESTATED OPERATING AGREEMENT

OF

HUNTSMAN COMPANY LLC

(Name Change)

        THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED OPERATING AGREEMENT (this "Amendment") of HUNTSMAN COMPANY LLC, a Utah limited liability company (the "Company"), is made and entered into as of the 24th day of October, 2002, by HMP EQUITY HOLDINGS CORPORATION, a Delaware corporation and the Company's initial and sole Member (the "Initial Member").

RECITALS:

        WHEREAS, the Initial Member, as the initial and sole Member of the Company, consented to and adopted an Operating Agreement, dated as of the Effective Date (the "Original Operating Agreement"), defining its rights and obligations with respect to the Company's governance and financial and other affairs and providing regulations for the conduct of the Company's activities; and

        WHEREAS, pursuant to the provision of Section 12.2 of the Original Operating Agreement, the Initial Member, as the initial and sole Member of the Company, consented to and adopted a First Amended and Restated Operating Agreement of Huntsman Company LLC, dated as of September 30, 2002 (the "Operating Agreement"), amending and restating the Original Operating Agreement in its entirety; and

        WHEREAS, the Initial Member desires to amend the Operating Agreement to change the name of the Company to "Huntsman LLC"; and

        WHEREAS, the Board of Managers of the Company has approved the change of the Company's name to "Huntsman LLC" and MatlinPatterson Global Opportunities Partners L.P., a Delaware limited partnership has consented to the amendment of the Operating Agreement subject of this Amendment.

        NOW, THEREFORE, for the foregoing purposes and intending to be legally bound, the Initial Member does hereby amend the Operating Agreement and, as of the date hereof, does hereby consent to and adopt this Amendment in accordance with the provisions of the Act, the Operating Agreement, and the Articles of Organization, and does otherwise hereby consent and agree as follows:

          1.    Definitions.    Capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Operating Agreement.

          2.    Amendment.    In order to change the name of the Company, Section 2.2 of the Operating Agreement is hereby amended in its entirety to read as follows:

    "2.2 Name.    The name of the Company shall be "Huntsman LLC" and its business shall be carried on in such name with such variations and changes as the Board of Managers shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company's operations are conducted."

          3.    Other Terms Unchanged.    The Operating Agreement, as amended by this Amendment, shall remain in full force and effect. Any reference to the Operating Agreement after the date hereof shall be deemed to be a reference to the Operating Agreement as amended by this Amendment.

          4.    Headings.    The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

          5.    Governing Law.    This Amendment shall be governed by and construed in accordance with the internal laws of the State of Utah, without giving effect to any of its conflicts of law rules or principles.

        IN WITNESS WHEREOF, the Initial Member has executed and delivered this Amendment as of the day and year first above written.

HMP EQUITY HOLDINGS CORPORATION
By:	/s/ Samuel D. Scruggs
Name:	Samuel D. Scruggs
Its:	Executive Vice President

MATLIN PATTERSON CONSENT

        The undersigned, MatlinPatterson Global Opportunities Partners, L.P., a Delaware limited partnership, by its Investment Advisor, MatlinPatterson Global Advisers LLC, a Delaware limited liability company, does hereby consent to (i) the amendment of the Company's Operating Agreement subject of the within and foregoing Amendment and (ii) the amendment of the Company's Articles of Organization to change the name of the Company to "Huntsman LLC."

        Dated as of the    day of October, 2002.

MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS L.P.
By:	MatlinPatterson Global Advisers LLC, its Investment Advisor
By:	/s/ David A. Matlin
Name:
Title:

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FIRST AMENDMENT TO FIRST AMENDED AND RESTATED OPERATING AGREEMENT OF HUNTSMAN COMPANY LLC (Name Change)
RECITALS
MATLIN PATTERSON CONSENT